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Exhibit 99.3

FIRST STATE BANCORP

* DETACH PROXY CARD HERE *

        1.    Agreement and Plan of Merger and Agreement of Merger.    To approve (i) the Agreement and Plan of Merger, dated as of July 10, 2003, between the Company and Boston Private Financial Holdings, Inc., a Massachusetts corporation ("Boston Private"), (ii) the related Agreement of Merger to be entered into between the Company and Acquisition Corp., a California corporation and wholly-owned subsidiary of Boston Private, pursuant to which Acquisition Corp. will be merged with and into the Company, resulting in the Company becoming the wholly-owned subsidiary of Boston Private, and (iii) the transactions contemplated by the Agreement and Plan of Merger and the Agreement of Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

        2.    Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Special Meeting and any adjournment or postponement of that meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please date this proxy and sign your name as it appears on your stock certificate. Where there is more than one holder, each should sign. When signing as an attorney, executor, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.
Dated:	, 2003

(Signature of Shareholder)
(Signature of Shareholder)

Please Detach Here
* You Must Detach This Portion of the Proxy Card *
Before Returning it in the Enclosed Envelope

* DETACH PROXY CARD HERE *

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF FIRST STATE BANCORP
FOR A SPECIAL MEETING OF SHAREHOLDERS
NOVEMBER 19, 2003

        The undersigned shareholder(s) of First State Bancorp (the "Company") hereby nominates, constitutes and appoints Richard C. Taylor, Larry N. Stern and Fredrick J. Weitkamp, and each of them, with full power of substitution, the attorney, agent and proxy (the "Proxies") of the undersigned to represent and to vote all shares of the common stock, without par value, of the Company held of record by the undersigned as of the close of business on October 14, 2003, at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at First State Bank of California, 10820 Zlezah Avenue, Granada Hills, California on Wednesday, November 19, 2003 at 7:00 p.m., local time, and at any and all adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned shareholder hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement and Prospectus.

        This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise. The Board of Directors recommends a vote "FOR" proposal 1. This proxy confers authority to and shall be voted "FOR" proposal 1 unless "AGAINST" or "ABSTAIN" is indicated, in which case the proxy shall be voted as indicated. If a shareholder signs and returns this proxy, but does not indicate thereon the manner in which he or she wishes his or her shares to be voted with respect to the proposal described herein, then this proxy will be voted "FOR" such proposal. If any other business is presented at the Special Meeting, the Proxies, in their discretion, are each authorized to vote upon any other matters that may properly come before the Special Meeting and at any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

SEE REVERSE SIDE

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FIRST STATE BANCORP